Exhibit 99.1

Ballantyne Strong Reports First Quarter 2022 Operating Results; Revenue Increases 110%

Charlotte, NC –May 11, 2022 – Ballantyne Strong, Inc. (NYSE American: BTN) (the “Company” or “Ballantyne Strong”) today announced operating results for the first quarter ended March 31, 2022.

Operational Highlights

●	Strong Entertainment’s business continued to strengthen with cinemas reopening and studio releases fueling strong box-office performance
●	Revenue more than doubled, growing 110% for the quarter compared to the first quarter of the prior year

●	Announced the launch of Strong Studios with $9 million in minimum guarantees from projects planned to commence this summer

●	Registration statement filed publicly with the Securities and Exchange Commission for initial public offering of the Strong Entertainment business
●	Equity holding, GreenFirst Forest Products, reports profitability in first full quarter of operations

“Business momentum continues to surge, with revenues from our entertainment group more than doubling in the first quarter,” commented Mark Roberson, Chief Executive Officer. “The trends in the theatrical exhibition industry continue to improve with new releases hitting the box office and exhibitors preparing for their busiest summer and fall in years.

“We also announced the launch of Strong Studios this quarter, adding content to our Strong Entertainment business. We are hitting the ground running with a busy slate of revenue producing projects and expect to start production on our first two projects this summer. And our equity holdings continued to show favorable progress with FG Financial launching two new SPACs and GreenFirst Forest Products reporting is first quarterly profit.”

First Quarter 2022 Financial Review (Compared to Three Months Ended March 31, 2021)

●	Revenue increased 110.1% to $10.0 million from $4.8 million. The increase was primarily due to the continuing recovery in customer demand for screens products and technical services at Strong Entertainment as exhibitors more fully reopened and Hollywood studios began to accelerate the release of content into the theatrical channels.

●	Gross profit increased 116.5% to $2.5 million as compared to $1.2 million. Gross profit margins were 25.0% as compared to 24.3%. Gross profit increased as revenue increased with the reopening of cinemas and entertainment venues worldwide.

●	Loss from operations was $0.8 million as compared to $1.8 million. Operating results improved as a direct result of the rebound in revenues and gross margin in our Strong Entertainment business.

Ballantyne Strong, Inc. – Fiscal Year 2022	Page 2 of 8
First Quarter 2022 Results

●	Net loss from continuing operations was $0.8 million, ($0.04) per basic and diluted share, as compared to a net loss of $2.5 million, ($0.15) per basic and diluted share in the prior year. The improvement in net loss from continuing operations was the result of improved operating results in our Strong Entertainment business combined with unrealized gains on our equity holdings.

●	Adjusted EBITDA improved to negative $0.2 million as compared to negative $1.1 million in the prior year.

Conference Call

A conference call to discuss the Company’s 2022 first quarter financial results will be held on Wednesday, May 11, 2022, at 5:00 pm Eastern Time. Interested parties can listen to the call via live webcast or by phone. To access the webcast, visit the Company’s website at ballantynestrong.com/investors or use following link: BTN Webcast Link. To access the conference call by phone, dial (844) 826-3035 (domestic) or (412) 317-5195 (international). Please access the webcast or dial in at least five minutes before the start of the call to register.

A replay of the webcast will be available following the conclusion of the live broadcast and accessible on the Company’s website at ballantynestrong.com/investors.

Use of Non-GAAP Measures

Ballantyne Strong prepares its consolidated financial statements in accordance with United States generally accepted accounting principles (“GAAP”). In addition to disclosing financial results prepared in accordance with GAAP, the Company discloses information regarding Adjusted EBITDA (“Adjusted EBITDA”), which differs from the commonly used EBITDA (“EBITDA”). Adjusted EBITDA both adjusts net income (loss) to exclude income taxes, interest, and depreciation and amortization, and excludes discontinued operations, share-based compensation, impairment charges, equity method income (loss), fair value adjustments, severance, foreign currency transaction gains (losses), transactional gains and expenses, gains on insurance recoveries, certain tax credits and other cash and non-cash charges and gains.

EBITDA and Adjusted EBITDA are not measures of performance defined in accordance with GAAP. However, Adjusted EBITDA is used internally in planning and evaluating the Company’s operating performance. Accordingly, management believes that disclosure of these metrics offers investors, bankers and other stakeholders an additional view of the Company’s operations that, when coupled with the GAAP results, provides a more complete understanding of the Company’s financial results.

EBITDA and Adjusted EBITDA should not be considered as an alternative to net income (loss) or to net cash from operating activities as measures of operating results or liquidity. The Company’s calculation of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures used by other companies, and the measures exclude financial information that some may consider important in evaluating the Company’s performance.

EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of the Company’s results as reported under GAAP. Some of these limitations are: (i) they do not reflect the Company’s cash expenditures, or future requirements for capital expenditures or contractual commitments, (ii) they do not reflect changes in, or cash requirements for, the Company’s working capital needs, (iii) EBITDA and Adjusted EBITDA do not reflect interest expense, or the cash requirements necessary to service interest or principal payments, on the Company’s debt, (iv) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements, (v) they do not adjust for all non-cash income or expense items that are reflected in the Company’s statements of cash flows, (vi) they do not reflect the impact of earnings or charges resulting from matters management considers not to be indicative of the Company’s ongoing operations, and (vii) other companies in the Company’s industry may calculate these measures differently than the Company does, limiting their usefulness as comparative measures.

Ballantyne Strong, Inc. – Fiscal Year 2022	Page 3 of 8
First Quarter 2022 Results

Management believes EBITDA and Adjusted EBITDA facilitate operating performance comparisons from period to period by isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. These potential differences may be caused by variations in capital structures (affecting interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses) and the age and book depreciation of facilities and equipment (affecting relative depreciation expense). The Company also presents EBITDA and Adjusted EBITDA because (i) management believes these measures are frequently used by securities analysts, investors and other interested parties to evaluate companies in the Company’s industry, (ii) management believes investors will find these measures useful in assessing the Company’s ability to service or incur indebtedness, and (iii) management uses EBITDA and Adjusted EBITDA internally as benchmarks to evaluate the Company’s operating performance or compare the Company’s performance to that of its competitors.

For further information, please refer to Ballantyne Strong, Inc.’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 24, 2022, available online at www.sec.gov.

About Ballantyne Strong, Inc.

Ballantyne Strong, Inc. (www.ballantynestrong.com) is a diversified holding company with operations and holdings across a broad range of industries. The Company’s Strong Entertainment segment is the largest premium screen supplier in North America, provides technical support services and related products and services to the cinema exhibition industry, and recently launched its studio operations to produce content for streaming and other entertainment outlets. Ballantyne Strong holds equity stakes in Firefly Systems, Inc., GreenFirst Forest Products Inc. (TSX: GFP), and FG Financial Group, Inc. (Nasdaq: FGF), as well as real estate through its Digital Ignition operating business.

Forward-Looking Statements

In addition to the historical information included herein, this press release includes forward-looking statements, such as management’s expectations regarding its portfolio companies, the Company’s intent to pursue an initial public offering and separate listing of its Entertainment business, as well as future sales, the impact, length and severity of the COVID-19 pandemic, general economic recovery from the effects of the COVID-19 pandemic, and the adequacy of the actions taken in response to the pandemic, which involve a number of risks and uncertainties, including but not limited to those discussed in the “Risk Factors” section contained in Item 1A in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 24, 2022, and the following risks and uncertainties: the negative impact that the COVID-19 pandemic has already had, and may continue to have, on the Company’s business and financial condition; the impact on the global economy and supply chains of the ongoing military conflict in Ukraine and the sanctions related thereto; the Company’s ability to maintain and expand its revenue streams to compensate for the lower demand for the Company’s digital cinema products and installation services; potential interruptions of supplier relationships or higher prices charged by suppliers; the Company’s ability to successfully compete and introduce enhancements and new features that achieve market acceptance and that keep pace with technological developments; the Company’s ability to successfully execute its capital allocation strategy or achieve the returns it expects from these investments; the Company’s ability to maintain its brand and reputation and retain or replace its significant customers; challenges associated with the Company’s long sales cycles; the impact of a challenging global economic environment or a downturn in the markets (such as the current economic disruption and market volatility generated by the ongoing COVID-19 pandemic and ongoing military conflict in Ukraine and related sanctions); economic and political risks of selling products in foreign countries (including tariffs); risks of non-compliance with U.S. and foreign laws and regulations, potential sales tax collections and claims for uncollected amounts; cybersecurity risks and risks of damage and interruptions of information technology systems; the Company’s ability to retain key members of management and successfully integrate new executives; the Company’s ability to complete acquisitions, strategic investments, entry into new lines of business, divestitures, mergers or other transactions on acceptable terms, or at all; the impact of the COVID-19 pandemic on the Company’s portfolio companies; the Company’s ability to utilize or assert its intellectual property rights, the impact of natural disasters and other catastrophic events (such as the ongoing COVID-19 pandemic and ongoing military conflict in Ukraine and related sanctions); the adequacy of insurance; the impact of having a controlling stockholder and vulnerability to fluctuation in the Company’s stock price. Given the risks and uncertainties, readers should not place undue reliance on any forward-looking statement and should recognize that the statements are predictions of future results which may not occur as anticipated. Many of the risks listed above have been, and may further be, exacerbated by the ongoing COVID-19 pandemic, its impact on the cinema and entertainment industry, and the worsening economic environment. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the risks and uncertainties described herein, as well as others not now anticipated. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such factors on the Company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Except where required by law, the Company assumes no obligation to update, withdraw or revise any forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements.

For Investor Relations Inquiries:

Mark Roberson	John Nesbett / Jennifer Belodeau
Ballantyne Strong, Inc. - Chief Executive Officer	IMS Investor Relations
704-994-8279	203-972-9200
IR@btn-inc.com	jnesbett@institutionalms.com

Ballantyne Strong, Inc. – Fiscal Year 2022	Page 4 of 8
First Quarter 2022 Results

Ballantyne Strong, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except par values)

	March 31, 2022	December 31, 2021
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$8,133	$8,731
Restricted cash	150	150
Accounts receivable, net	5,077	4,631
Inventories, net	2,862	3,271
Other current assets	5,123	4,992
Total current assets	21,345	21,775
Property, plant and equipment, net	14,329	6,226
Operating lease right-of-use assets	297	3,975
Note receivable, net of current portion	-	1,667
Equity holdings	42,014	41,133
Film and television programming rights, net	2,253	-
Intangible assets, net	15	69
Goodwill	956	942
Other assets	5	22
Total assets	$81,214	$75,809

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,564	$4,245
Accrued expenses	3,291	2,994
Short-term debt	3,353	2,998
Current portion of long-term debt	209	23
Current portion of operating lease obligations	84	577
Deferred revenue and customer deposits	2,960	3,292
Total current liabilities	14,461	14,129
Operating lease obligations, net of current portion	283	3,586
Long-term debt, net of current portion and deferred debt issuance costs, net	5,157	105
Deferred income taxes	5,876	5,594
Other long-term liabilities	1,139	118
Total liabilities	26,916	23,532

Commitments, contingencies and concentrations

Stockholders’ equity:
Preferred stock	-	-
Common stock	221	213
Additional paid-in capital	53,452	50,807
Retained earnings	22,789	23,591
Treasury stock	(18,586)	(18,586)
Accumulated other comprehensive loss	(3,578)	(3,748)
Total stockholders’ equity	54,298	52,277
Total liabilities and stockholders’ equity	$81,214	$75,809

Ballantyne Strong, Inc. – Fiscal Year 2022	Page 5 of 8
First Quarter 2022 Results

Ballantyne Strong, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2022	2021
Net product sales	$7,703	$3,528
Net service revenues	2,323	1,244
Total net revenues	10,026	4,772
Cost of products sold	5,858	2,443
Cost of services	1,657	1,169
Total cost of revenues	7,515	3,612
Gross profit	2,511	1,160
Selling and administrative expenses:
Selling	541	476
Administrative	2,733	2,441
Total selling and administrative expenses	3,274	2,917
Loss from operations	(763)	(1,757)
Other income (expense):
Interest income	6	13
Interest expense	(59)	(90)
Foreign currency transaction (loss) gain	(342)	16
Unrealized gain on equity holdings	1,728	-
Other (expense) income, net	(202)	142
Total other income	1,131	81
Income (loss) from continuing operations before income taxes and equity method holding loss	368	(1,676)
Income tax expense	(350)	(69)
Equity method holding loss	(820)	(769)
Net loss from continuing operations	(802)	(2,514)
Net income from discontinued operations	-	14,325
Net (loss) income	$(802)	$11,811

Basic and diluted net (loss) income per share
Continuing operations	$(0.04)	$(0.15)
Discontinued operations	-	0.85
Basic and diluted net (loss) income per share	$(0.04)	$0.70

Ballantyne Strong, Inc. – Fiscal Year 2022	Page 6 of 8
First Quarter 2022 Results

Ballantyne Strong, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Net loss from continuing operations	$(802)	$(2,514)
Adjustments to reconcile net loss from continuing operations to net cash used in operating activities:
Recovery of doubtful accounts	(15)	(32)
Provision for (benefit from) obsolete inventory	13	(3)
Provision for warranty	11	37
Depreciation and amortization	366	274
Amortization and accretion of operating leases	97	184
Equity method holding loss	820	769
Adjustment to SageNet promissory note in connection with prepayment	202	-
Unrealized gain on equity holdings	(1,728)	-
Deferred income taxes	239	(116)
Stock-based compensation expense	194	314
Changes in operating assets and liabilities:
Accounts receivable	(407)	975
Inventories	426	(53)
Current income taxes	(185)	(68)
Other assets	(246)	(202)
Accounts payable and accrued expenses	149	(743)
Deferred revenue and customer deposits	(728)	286
Operating lease obligations	(89)	(188)
Net cash used in operating activities from continuing operations	(1,683)	(1,080)
Net cash provided by operating activities from discontinued operations	-	186
Net cash used in operating activities	(1,683)	(894)

Cash flows from investing activities:
Capital expenditures	(763)	(47)
Acquisition of programming rights	(395)	-
Receipt of SageNet promissory note	2,300	-
Net cash provided by (used in) investing activities from continuing operations	1,142	(47)
Net cash provided by investing activities from discontinued operations	-	12,761
Net cash provided by investing activities	1,142	12,714

Cash flows from financing activities:
Principal payments on short-term debt	(79)	(79)
Principal payments on long-term debt	(18)	-
Proceeds from stock issuance, net of costs	-	6,310
Payments of withholding taxes related to net share settlement of equity awards	-	(7)
Payments on capital lease obligations	-	(242)
Net cash (used in) provided by financing activities from continuing operations	(97)	5,982
Net cash used in financing activities from discontinued operations	-	(155)
Net cash (used in) provided by financing activities	(97)	5,827

Effect of exchange rate changes on cash and cash equivalents	40	33
Net (decrease) increase in cash and cash equivalents and restricted cash from continuing operations	(598)	4,888
Net increase in cash and cash equivalents and restricted cash from discontinued operations	-	12,792
Net (decrease) increase in cash and cash equivalents and restricted cash	(598)	17,680
Cash and cash equivalents and restricted cash at beginning of period	8,881	4,787
Cash and cash equivalents and restricted cash at end of period	$8,283	$22,467

Ballantyne Strong, Inc. – Fiscal Year 2022	Page 7 of 8
First Quarter 2022 Results

Ballantyne Strong, Inc. and Subsidiaries

Summary by Business Segments

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2022	2021

Strong Entertainment
Revenue	$9,720	$4,472
Gross profit	2,205	889
Operating income	610	(247)
Adjusted EBITDA	757	(81)

Corporate and Other
Revenue	$306	$300
Gross profit	306	271
Operating loss	(1,373)	(1,510)
Adjusted EBITDA	(940)	(992)

Consolidated
Revenue	$10,026	$4,772
Gross profit	$2,511	$1,160
Operating loss	$(763)	$(1,757)
Adjusted EBITDA	$(183)	$(1,073)

Ballantyne Strong, Inc. – Fiscal Year 2022	Page 8 of 8
First Quarter 2022 Results

Ballantyne Strong, Inc. and Subsidiaries

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(In thousands)

(Unaudited)

	Quarters Ended March 31,
	2022				2021

	Strong Entertainment	Corporate and Other	Discontinued Operations	Consolidated	Strong Entertainment	Corporate and Other	Discontinued Operations	Consolidated
Net income (loss)	$735	$(1,537)	$-	$(802)	$(608)	$(1,906)	$14,325	$11,811
Net income from discontinued operations	-	-	-	-	-	-	(14,325)	(14,325)
Net income ( loss) from continuing operations	735	(1,537)	-	(802)	(608)	(1,906)	-	(2,514)
Interest expense, net	24	29	-	53	24	53	-	77
Income tax expense	311	39	-	350	63	6	-	69
Depreciation and amortization	213	153	-	366	236	38	-	274
EBITDA	1,283	(1,316)	-	(33)	(285)	(1,809)	-	(2,094)
Stock-based compensation expense	-	194	-	194	-	314	-	314
Equity method holding loss	-	820	-	820	353	416	-	769
Unrealized gain on equiity holdings	(868)	(860)	-	(1,728)	-	-	-	-
Foreign currency transaction (income) loss	342	-	-	342	(16)	-	-	(16)
Gain on property and casualty insurance recoveries	-	-	-	-	(148)	-	-	(148)
Severance and other	-	222	-	222	15	87	-	102
Adjusted EBITDA	$757	$(940)	$-	$(183)	$(81)	$(992)	$-	$(1,073)